Exhibit 23.4

To:	Mingteng International Corporation Inc.

Re:	Consent Letter

Dear Sir/Madam:

We hereby consent to use our name and to all reference made to us under the headings on “PROSPECTUS SUMMARY”, “ENFORCEABILITY OF CIVIL LIABILITIES”, “BUSINESS” and “LEGAL MATTERS” as well as the related content in the cover page in the registration statement on the Form F-1 and in the prospectus forming a part thereof on July 10, 2026 (the “FORM F-1”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the FORM F-1.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Jiangsu JUNJIN Law Firm
Jiangsu JUNJIN Law Firm

July 10, 2026

中国江苏省无锡市经济开发区清舒道1号尚贤湖基金PARKC1栋  邮政编码：214000

Building C1, Shangxianhu Fund Park, No. 1, Qingshu Road, Economic Development Zone, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777